Exhibit 99.1

AgFeed Industries Announces $10 Million Share Buyback Program, Management Share Lockup Agreements, Affirms 2008 Earnings Guidance

AgFeed expects to report favorable 3rd quarter financial results

NEW YORK, NY—October 6, 2008 -- AgFeed Industries, Inc. (NasdaqGM:FEED - News), the largest commercial hog producer and the largest premix feed company in China, today announced that the Board of Directors of the Company has approved and authorized a share buy back program for as much as $10 million of its common stock AgFeed intends to begin the repurchase program as soon as possible, in accordance with the rules and regulations of the U.S. Securities and Exchange Commission that govern such purchases. The repurchases will be funded with available cash on hand. Any shares of common stock repurchased under the program will be returned to treasury

Under the terms of the repurchase program, the Company may repurchase shares in open market purchases or through privately negotiated transactions. The stock repurchase activities will be conducted in compliance with the safe harbor provisions of Rule 10b-18 of the Securities Exchange Act of 1934, as amended. AgFeed's management will determine the timing and amount of any repurchase based on its evaluation of market conditions and other factors. Repurchases of common stock may also be made under 10b5-1 plans, which would permit common stock to be purchased when the Company may otherwise be prohibited from doing so under insider trading laws.

Management Share Lockup Agreement

Members of AgFeed’s management have also agreed to enter into one year share lock up agreements with the Company. AgFeed’s management and board members have not sold one single share of the Company’s stock since the inception of the Company.

Favorable 3rd Quarter

AgFeed also confirms that the Company is not aware of any negative development within the Company that may impact AgFeed’s financial performance and normal business operations. Based on preliminary financial results from the Company’s 3rd quarter ended September 30, 2008, AgFeed expects to report record 3rd quarter earnings by early November. AgFeed also affirms its 2008 earnings guidance of adjusted earnings per share of $1.10.

Dr. Songyan Li, AgFeed’s Chairman commented in New York: ”AgFeed’s board and management remain totally committed to enhancing shareholders value through solid earnings growth and good corporate governance. AgFeed will continue to execute its business plan in a favorable environment in which we see our strong operating efficiencies and increased economies of scale benefiting our financial performance. AgFeed management’s agreement to enter into share lock up agreements is a reflection of our total commitment to the interest of our public shareholders. We look forward to reporting our 3rd quarter financial results.”

Investor Meetings

AgFeed management is scheduled to meet with institutional investors between Oct 6 and Oct 17 in New York and other cities across the country at conferences and one-on-one meetings.

About AgFeed Industries, Inc.

NASDAQ Global Market listed AgFeed Industries (www.agfeedinc.com) is a US company with its primary operations in China. AgFeed has two profitable business lines - premix animal feed and hog production. AgFeed is China's largest commercial hog producer in terms of total annual hog production as well as the largest premix feed company in terms of revenues. China is the world’s largest hog producing country that produces over 600 million hogs per year, compared to approximately 100 million hogs in the US. China also has the world’s largest consumer base for pork consumption. Over 65% of total meat consumed in China is pork. Hog production in China enjoys income tax free status. The pre-mix feed market in which AgFeed operates is an approximately $1.6 billion segment of China's $40 billion per year animal feed market, according to the China Feed Industry Association.

Safe Harbor Statement

All statements in this press release that are not historical are forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. .These statements include statements concerning the Company's repurchase of its common stock, the third quarter financial results it expects to report, and its projected financial results for 2008. These statements involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include, but are not restricted to, unpredictability and volatility of the price and volume of the Company's common stock.

There can be no assurance that actual results will not differ from the Company's expectations. AgFeed's actual results may differ from its projections. Further, preliminary results are subject to normal adjustments. You are cautioned not to place undue reliance on any forward-looking statements in this press release as they reflect AgFeed's current expectations with respect to future events and are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated. Potential risks and uncertainties include, but are not limited to, the risks described in AgFeed's filings with the Securities and Exchange Commission.

Contact Information:
U.S. Contact:
Arnold Staloff
Independent Board Member
AgFeed Industries, Inc.
Tel: 212-631-3510

Corporate Contact:
Gerry Daignault
Chief Operating Officer
AgFeed Industries, Inc.
Tel: 615-480-7847